Exhibit 3.943

829939
FILED
In the office of the Secretary of State
of the State of California
OCT 25 1977
MARCH FONG EU, Secretary of State
[ILLEGIBLE]
Deputy
ARTICLES OF INCORPORATION
OF
PACIFIC PAPER TRANSPORT COMPANY
ARTICLE I
NAME
     The name of the Corporation is Pacific Paper Transport Company.
ARTICLE II
PURPOSES
     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
ARTICLE III
INITIAL AGENT FOR SERVICE OF PROCESS
     The name and address in the State of California of the Corporation’s initial agent for service of process are Frank J. Garavano, 403 South Lincoln Street, Stockton, California 95203.

ARTICLE IV
STOCK
     The Corporation is authorized to issue one class of shares. The total number of shares which the Corporation is authorized to issue is 10,000.
ARTICLE V
CORPORATE EXISTENCE
     The corporate existence shall begin upon the date of the filing of these Articles of Incorporation, which shall be: the date of receipt thereof by the Secretary of State of the State of California.
ARTICLE VI
INCORPORATOR
     The name and address of the incorporator of the Corporation are:

Name	Address
Frank J. Garavano	403 South Lincoln Street
Stockton, California 95203
     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on October 24, 1977.

/s/ Frank J. Garavano
Frank J. Garavano

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Frank J. Garavano
Frank J. Garavano

NAME CHG. TO: SUNSET DISPOSAL SERVICE INC.

FILED
in the office of the Secretary of State
of the State of California
FEB 23 1982
March Fong EU, Secretary of State (ILLEGIBLE) Deputy
CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
PACIFIC PAPER TRANSPORT COMPANY
     FRANK J. GARAVANO and GREGORY J. BASSO, certify:
     1. They are the duly elected and acting President and Secretary, respectively, of PACIFIC PAPER TRANSPORT COMPANY, a California corporation.
     2. Article I of the Articles of Incorporation of said Corporation are amended to read in full as follows:
“ARTICLE I
NAME
     The name of the Corporation is SUNSET DISPOSAL SERVICE INC.”
     3. The foregoing amendment has been approved by the Board of Directors of said corporation.
     4. The foregoing amendment was approved by the required vote of the shareholders of said Corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 1,500 shares; and the number of shares voting in favor of the foregoing amendment equalled or exceeded the vote required, such required vote being more than 50%.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate on February 22, 1982.

/s/ Frank J. Garavano
Frank J. Garavano, President

/s/ Gregory J. Basso
Gregory J. Basso

     The undersigned, FRANK J. GARAVANO and GREGORY J. BASSO, President and Secretary, respectively, of PACIFIC PAPER TRANSPORT COMPANY, each declare under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.
     Executed at Palo Alto , California, on February 22, 1982.

/s/ Frank J. Garavano
Frank J. Garavano

/s/ Gregory J. Basso
Gregory J. Basso